                                                      Registration No. 333-85488
                                                Filed Pursuant to Rule 424(b)(2)


                       John Hancock Life Insurance Company

                                 SignatureNotes

           With Maturities of Twelve Months or More from Date of Issue

________________________________________________________________________________


Pricing Supplement No. 2                                    Trade Date: 09/05/02
(To Prospectus dated July 22, 2002)                         Issue Date: 09/10/02

The date of this Pricing Supplement is September 5, 2002


           CUSIP
             or                   Stated Annual
        Common Code               Interest Rate          Maturity Date          Price to Public    Additional Amounts
        -----------               -------------          -------------          ---------------    ------------------

         41013MAB6                    4.250%                09/15/09               100.000%               N/A

         41013MAC4                    5.000%                09/15/12               100.000%               N/A

         41013MAD2                    5.500%                09/15/22               100.000%               N/A



      Interest Payment                                                                  If Callable by Issuer,
         Frequency                                                                   dates and terms of redemption
    (First Payment Date)        Survivor's Option      Callable by Issuer          (including the redemption price)
    --------------------        -----------------      ------------------          --------------------------------

     Monthly (10/15/02)                Yes                     No                                 N/A

   Semi-annual (3/15/03)               Yes                     No                                 N/A

     Monthly (10/15/02)                Yes                     No                                 N/A


                                  Discounts and                                                     Other Material
     Proceeds to Issuer            Commissions            Reallowance               Dealer          Terms (if any)
     ------------------            -----------            -----------               ------          --------------

       $3,745,980.00                  0.900%                 0.200%                 99.250%               N/A

       $9,329,684.00                  1.200%                 0.200%                 99.000%               N/A

       $1,709,334.00                  2.100%                 0.250%                 98.250%               N/A


       Original Issue
         Discount/1/
         -----------
            N/A

            N/A

            N/A

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/1/  For information regarding certain tax provisions applicable to Original
     Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.